                                                                     EXHIBIT 3-A


                              CERTIFICATE OF MERGER
                                       OF
                      SERVISTAR COAST TO COAST CORPORATION
                                      INTO
                                COTTER & COMPANY

                (Under Section 252 of the General Corporation Law
                           of the State of Delaware)

      COTTER & COMPANY hereby certifies that

      FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

Name                                            State of Incorporation
----                                            ----------------------
Cotter & Company                                Delaware
ServiStar Coast to Coast Corporation            Pennsylvania

      SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Cottar & Company and ServiStar Coast to Coast Corporation in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

      THIRD: The name of the surviving corporation is Cotter & Company, which shall herewith be changed to TruServ Corporation. The surviving corporation is a corporation of the State of Delaware.

      FOURTH: The Certificate of Incorporation of Cotter & Company shall be as set forth as Exhibit A hereto.

      FIFTH: The executed Agreement and Plan of Merger is on file at the office of Cotter & Company located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505.

      SIXTH: A copy of the Agreement and Plan of Merger will be furnished by Cotter & Company, on request and without cost to any stockholder of Cotter & Company or ServiStar Coast to Coast Corporation.

      SEVENTH: The authorized capital stock of ServiStar Coast to Coast Corporation consists of 600,000 shares of Common Stock, $100.00 par value and 3,000,000 shares of Preferred Stock, $50.00 par value.

      EIGHTH: THIS CERTIFICATE OF MERGER SHALL BE EFFECTIVE AT 12:01 A.M. (CHICAGO TIME) ON JULY 1, 1997.

      IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED THIS CERTIFICATE OF MERGER THIS 25th DAY OF June 1997.

                                     COTTER & COMPANY
                                     A DELAWARE CORPORATION

   BY: /s/ Daniel A. Cotter
       ------------------------------------------
       DANIEL A. COTTER
       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   EXHIBIT A

                              Amended and Restated
                          CERTIFICATE OF INCORPORATION
                                       OF
                                COTTER & COMPANY

FIRST. The name of the Corporation is

                              TRUSERV CORPORATION

SECOND. Its registered office in the State of Delaware is located at No. 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

THIRD. The Corporation shall be organized and operated on a cooperative basis for the benefit of the holders of shares of its Class A Common Stock (who are its Members). The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         1. To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of and trade and deal in and deal with goods, wares and merchandise and personal property of every class and description, including, but not limited to:

            (a)   hardware, goods, tools and related products;

            (b)   building materials and related products;

            (c)   paints and paint sundries and related products;

            (d)   lawn and garden products, supplies, and tools;

            (e) farming, home and garden maintenance supplies and related products;

            (f)   automotive and related products;

            (g) variety, crafts, houseware goods, appliances, sporting goods, and related products; and

            (h)   musical instruments and related products.

      2. To engage is any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      3. To acquire, hold, use, sell, assign, lease, grant licenses in respect of and otherwise deal in and dispose of letters patent of the United States or any other foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names incident to or useful in connection with any business of this Corporation.

      4. To acquire the capital stock, bonds or other evidences of indebtedness, secured or unsecured, of any other corporation and to acquire the goodwill, rights, assets and property and to undertake and assume all or any part of the obligations or liabilities of any other corporation, firm, association or person.

      5. To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, lease, pledge or otherwise dispose of or deal in and with any personal or real property, or any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all he rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

      6. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

      7. To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

      8. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH. The total number of shares of all classes of Common Stock which this Corporation shall have the authority to issue is 4,750,000, consisting of:

          750,000 shares of Class A Common Stock, $ 100 par value; and 4,000,000 shares of Class B Common Stock, $100 par value.

The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

      1. Only the Class A Common Stock shall have voting rights. The holder of record of each outstanding share of Class A Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

      2. Except as hereinabove provided with respect to voting rights, neither of the two classes of common stock shall be entitled to any preference or priority over the other. No dividend shall be declared or paid unless at the same rate per share on both classes of common stock at the same time, and in the event of the dissolution, liquidation or winding up of the Corporation, the shares of Class A Common Stock and Class

      B Common Stock shall be entitled to the same amounts per share without preference or priority of one class over the other.

      3. The Corporation shall have a lien upon the shares of Class A Common Stock and Class B Common Stock registered in the name of any stockholder and upon any dividends payable on such shares, to secure the payment of any indebtedness due to the Corporation from such stockholder. The Corporation shall not be required to transfer upon its records the shares of Class A Common Stock or Class B Common Stock of such stockholder or to pay any dividends declared on any such shares until such indebtedness shall have been fully paid, and the Corporation shall have the right to apply the dividends declared from time to time upon the stock of such stockholder to the liquidation, in whole or in part, of the said indebtedness. If the Corporation shall exercise its option as hereinafter in these articles provided to repurchase shares of Class A Common Stock or Class B Common Stock owned by a stockholder who is then indebted to the Corporation, it shall have the right to offset the stockholder's indebtedness against the purchase price of such shares.

      4. The number of shares of Class A Common Stock which shall comprise a unit of ownership shall be fixed from time to time by the Board of Directors or in the By-Laws. No shares of Class B Common Stock shall be issued or sold except to persons who are, at the time of such issuance, holders of shares of Class A Common Stock.

      5. No holder of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

      6. Whenever, for any reason, any stockholder shall desire to dispose of any shares of Class A Common Stock or Class B Common Stock of the Corporation (whether by sale, transfer, assignment, gift or in any other manner), or whenever any stockholder shall die or shall suffer any other event by which any of such shares are voluntarily or involuntarily transferred by operation of law or otherwise, the Corporation shall have an option to purchase all shares of Class A Common Stock and Class B Common Stock owned by such stockholder, at the price, and upon the conditions, hereinafter stated. Such option may be exercised by the Corporation at any time within ninety (90) days following the date upon which the Corporation receives from the stockholder written notice of such stockholders' desire to dispose of any of the shares owned by the stockholder or within ninety (90) days following the receipt by the Corporation, from any party in interest, of written notice of the death of the stockholder or other fact giving rise to voluntary or involuntary transfer of any of the shares. The price to be paid by the Corporation upon exercise of its option to purchase such shares shall be an amount equal to the par value thereof; such purchase shall proceed upon such other terms and conditions as may be specified in the By-Laws.

      Any disposition or attempted disposition of the shares of Class A Common Stock or Class B Common Stock of the Corporation, voluntary or involuntary, by operation of law or otherwise, shall be null and void and no such disposition or attempted disposition shall entitle any person to have any of said shares transferred on the books of the Corporation or to claim or assert any of the rights of a stockholder of the Corporation, unless the Corporation shall have been afforded a proper opportunity to exercise its option for the purchase of said shares as hereinbefore provided and shall have failed to exercise its option within the time limited.

      Nothing hereinbefore contained shall restrict the right of any stockholder.

            (a) to pledge (or otherwise subject to a lien) any of the shares of Class A Common Stock or Class B Common Stock of the Corporation in a bona fide transaction as security for a debt or other obligation of the stockholder, or affect the rights which the pledgee or lienholder would otherwise have with respect to said shares; provided, however, that if the pledge or lien shall be foreclosed and the stockholder shall cease to be the owner of said shares, such foreclosure shall be deemed to be an involuntary transfer of the shares and the Corporation shall thereupon have the option to purchase the shares hereinabove provided which shall be exercisable within ninety (90) days after receipt of written notice of the fact of foreclosure; or

            (b) to sell or otherwise dispose of all or any part of the shares of Class B Common Stock (but not of Class A Common Stock) to a person who is then a holder of shares of Class A Common Stock of the Corporation.

      Should the Corporation fail or decline to exercise its option and a disposition be consummated, the stock shall be subject to all and the same rights and restrictions (including, without limitation the option set forth herein and any call or similar rights of the Corporation as may be set forth herein, in the By-Laws or elsewhere) in the hands of the new holder as in the hands of the former holder.

      7. The Corporation may be obligated or have the option to purchase or redeem its stock and stockholders may be obligated or have the right to sell their stock to the Corporation at par value in such circumstances and upon terms and conditions as may be specified in the By-Laws from time to time; provided, however, that the stockholders shall approve any such provision in the By-Laws. Without limiting the generality of the preceding sentence of this Paragraph 7 of ARTICLE FOURTH or compelling inclusion of any provision in the By-Laws, such right or obligation may be granted with respect to situations where the business relationship of a stockholder and the Corporation terminates.

      8. As used in these articles, the term "person" shall mean and include any individual, group or association of individuals however organized, corporation, and any other natural or artificial entity. The term "stockholder" shall mean any person, so defined, who is a stockholder of the Corporation.

FIFTH. The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH. The Corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

      To make, alter, amend or repeal the By-Laws of the Corporation.

      To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

      To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any purpose specified in the By-Laws and to abolish any such reserve in the manner in which it was created.

      By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

      When and as authorized by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

NINTH. Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH. The business of the Corporation shall be managed by a Board of Directors, the number of which shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three. The directors may be divided into one, two or three classes as may be provided in the By-Laws or in resolutions from time to time adopted by the stockholders at any annual meeting or at any special meeting held for that purpose; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter, and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose term expires.

TWELFTH: (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

            (b) The Corporation shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification shall not be deemed exclusive of any other right of such director, officer or employee to indemnification provided by law or otherwise.

            (c) Any repeal or modification of the foregoing paragraphs shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

      TruServ Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That a meeting of the Board of Directors of said TruServ Corporation was duly held and convened on February 26, 1998, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation and declaring said amendment advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

      RESOLVED, that Article Fourth, Paragraph No. 7 of the Certificate of Incorporation of the Company shall, immediately after approval of the stockholders, be amended as follows:

      7. The Corporation may be obligated or have the option to purchase or redeem its stock and stockholders may be obligated or have the right to sell their stock to the Corporation at par value in such circumstances and upon terms and conditions as may be specified in the By-Laws from time to time. Without limiting the generality of the preceding sentence of this Paragraph 7 of ARTICLE FOURTH or compelling inclusion of any provision in the By-Laws, such right or obligation may be granted with respect to situations where the business relationship of a stockholder and the Corporation terminates.

      SECOND: That, thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of

Delaware, at which meeting the necessary number of stockholders, as required by statute, voted in favor of said amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

      FOURTH: That the capital of said Corporation will not be reduced under or by reason of said amendment.

      FIFTH: That said amendment does not effect any change in the issued shares of said Corporation.

      IN WITNESS WHEREOF, said TruServ Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Paul E. Pentz, its President, and Daniel T. Burns, its Secretary, effective as of the 7th day of April, 1998.

                                     TRUSERV CORPORATION

                                     BY: /s/ PAUL E. PENTZ
                                         ------------------------------------
                                         PRESIDENT & CHIEF OPERATING OFFICER

ATTEST: /s/ DANIEL T. BURNS
        ----------------------
              SECRETARY

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                   TSTV, INC.
                                  WITH AND INTO
                               TRUSERV CORPORATION

      The undersigned corporations organized and existing under and by virtue of the General Corporation Law of Delaware, do hereby certify:

      FIRST: That the name, status and state of incorporation of each constituent corporation is as follows:

Name                   Status         State of Incorporation
----                   ------         ----------------------
TruServ Corporation    Parent                Delaware
TSTV, Inc.             Subsidiary            Delaware

      SECOND: That certain Agreement and Plan of Merger, dated as of December 29, 2004 (the "Agreement"), by and among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Boards of Directors of the constituent corporations in accordance with Section 253 of the General Corporation Law of the State of Delaware by adoption of the resolutions attached hereto as Exhibits A and B;

      THIRD: That the Surviving Corporation is TruServ Corporation, which name of such Surviving Corporation shall hereinwith be changed to "True Value Company";

      FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended hereby to effect the name change described in Paragraph THIRD;

      FIFTH: That an executed copy of the Agreement is on file at the office of the Surviving Corporation, 8600 West Bryn Mawr, Chicago, Illinois 60631; and

      SIXTH: That a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of each constituent corporation.

                                      * * * * *

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Ownership and Merger this 29th day of December, 2004.

                                   TRUSERV CORPORATION

                                   By:  /s/ Cathy C. Anderson
                                       ------------------------------

                                   Name:  Cathy  C. Anderson
                                         ------------------------------

                                   Title: Secretary
                                         ------------------------------

                                   TSTV, INC.

                                   By:  /s/ Cathy C. Anderson
                                       ------------------------------

                                   Name: Cathy C. Anderson
                                         ------------------------------

                                   Title: Secretary
                                          ------------------------------

                                   EXHIBIT A

                                   TSTV, INC.

               Unanimous Written Consent of the Board of Directors
                           to Action Without a Meeting

      The undersigned, being all of the members of the Board of Directors of TSTV, Inc. (the "Corporation"), a Delaware corporation, hereby unanimously consent in writing, pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law and Section 2.08 of the By-Laws of the Corporation, to the adoption of the following resolutions:

1.    Corporate Matters

      RESOLVED, that finding that it is in the best interests of the Corporation to merge with and into its parent corporation, TruServ Corporation, the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit A is hereby approved.

      RESOLVED, that the merger of the Corporation with and into TruServ Corporation is hereby approved.

      RESOLVED, that the Certificate of Ownership and Merger substantially in the form attached hereto as Exhibit B is hereby approved.

      RESOLVED, that the filing of the Certificate of Ownership and Merger by or on behalf of an officer of the Corporation with the State of Delaware is hereby approved.

2.    General

      RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the subject matter of the foregoing resolutions be, and they hereby are, ratified and approved in all respects.

      RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirement of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of any officer or director to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

      RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver any and all such agreements, certificates, instruments or other documents and to give (or authorize such other employees of the Corporation as any of such officers may deem appropriate to give) such notices or instructions and to take such other actions and to do such other acts and things as each of them may from time to time deem necessary or appropriate to effect the transactions contemplated by the foregoing resolutions, or otherwise authorized by the foregoing resolutions, the taking of any such action to be conclusive evidence that the same has been approved by the Corporation.

      RESOLVED, that this Written Consent of the Board of Directors may be executed in counterparts each of which shall be deemed to be an original and all of which shall together constitute but one and the same instrument;

      RESOLVED, that the executed copy of this Written Consent of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, each of the undersigned has executed this Written Consent of the Board of Directors of the Corporation as of the 29th day of December, 2004.

         /s/ David A. Shadduck
--------------------------------
David A. Shadduck

         /s/ Cathy C. Anderson
--------------------------------
Cathy C. Anderson

         /s/ Barbara L. Wagner
--------------------------------
Barbara L. Wagner

                                    Exhibit A

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated this 29th day of December, 2004, pursuant to section 253 of the General Corporation Law of the State of Delaware, between TSTV, Inc., a Delaware Corporation (the "Merged Corporation"), and TruServ Corporation, a Delaware Corporation (the "Surviving Corporation" together, with the Merged Corporation, the "Constituent Corporations").

                                   WITNESSETH

      WHEREAS, the Constituent Corporations desire to merge into a single corporation, as hereinafter specified; and

      WHEREAS, the registered office of TSTV, Inc. in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and

      WHEREAS, the registered office of TruServ Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

      NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

      1. TruServ Corporation hereby merges into itself its wholly owned subsidiary, TSTV, Inc., and TSTV, Inc. shall be and hereby is merged into TruServ Corporation, which shall be the surviving corporation.

      2. The Certificate of Incorporation of TruServ Corporation, which is the surviving corporation, shall be amended with respect to paragraph 3 below.

      3. The name of the Surviving Corporation shall be changed to "True Value Company".

      4. The terms and conditions of the merger are as follows:

      (a) The by-laws of the Surviving Corporation as they exist on the effective date of this Agreement shall be and remain the by-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

      (b) The directors and officers of the Surviving Corporation shall continue in office as the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified.

      (c) This merger shall become effective upon filing with the Secretary of State of Delaware. However, for all accounting purposes, the effective date of the merger, if different from such filing date, shall be as of the close of business on December 31, 2004.

      (d) Upon the merger becoming effective, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed. The Merged Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

      (e) Each share of stock of the Surviving Corporation which shall be outstanding immediately prior to the effectiveness of the merger, and all rights in respect thereof shall forthwith be converted by operation of law into and become the shares of stock of the Surviving Corporation upon the consummation of the merger.

      IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, and that fact having been certified on said Agreement and Plan of Merger by the (Secretary/Assistant Secretary) of each corporate party hereto, have caused these presents to be executed by the _______________ of each party hereto as the respective act, deed and agreement of each of said corporations on this 29th day of December, 2004.

TSTV, INC.                                    TRUSERV CORPORATION
__________________________________            ________________________________

By: ______________________________            By: ____________________________

Name: ____________________________            Name: __________________________

Title: ___________________________            Title: _________________________

                                   Exhibit B

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                   TSTV, INC.
                                  WITH AND INTO
                               TRUSERV CORPORATION

      The undersigned corporations organized and existing under and by virtue of the General Corporation Law of Delaware, do hereby certify:

      FIRST: That the name, status and state of incorporation of each constituent corporation is as follows:

Name                   Status                State of Incorporation
----                   ------                ----------------------
TruServ Corporation    Parent                      Delaware
TSTV, Inc.             Subsidiary                  Delaware

      SECOND: That certain Agreement and Plan of Merger, dated as of December 29th, 2004 (the "Agreement"), by and among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Boards of Directors of the constituent corporations in accordance with Section 253 of the General Corporation Law of the State of Delaware by adoption of the resolutions attached hereto as Exhibits A and B;

      THIRD: That the Surviving Corporation is TruServ Corporation, which name of such Surviving Corporation shall hereinwith be changed to "True Value Company";

      FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended hereby to effect the name change described in Paragraph THIRD;

      FIFTH: That an executed copy of the Agreement is on file at the office of the Surviving Corporation, 8600 West Bryn Mawr, Chicago, Illinois 60631; and

      SIXTH: That a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of each constituent corporation.

                                    * * * * *

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Ownership and Merger this 29th day of December, 2004.

                                         TRUSERV CORPORATION

                                         By:  ____________________________

                                         Name:____________________________

                                         Title: ____________________________

                                         TSTV, INC.

                                         By:____________________________

                                         Name:____________________________

                                         Title:____________________________

                                   EXHIBIT B

                               TRUSERV CORPORATION

               Unanimous Written Consent of the Board of Directors
                           to Action Without a Meeting

      The undersigned, being all of the members of the Board of Directors of TruServ Corporation (the "Corporation"), a Delaware corporation, hereby unanimously consent in writing, pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law and the By-Laws of the Corporation, to the adoption of the following resolutions:

1.    Corporate Matters

      RESOLVED, that having determined that it is in the best interests of the Corporation to merge its wholly owned subsidiary corporation, TSTV, Inc. with and into the Corporation, the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit A, is hereby approved.

      RESOLVED, that the merger of the TSTV, Inc. with and into the Corporation is hereby approved.

      RESOLVED, that the Certificate of Ownership and Merger substantially in the form attached hereto as Exhibit B, is hereby approved.

      RESOLVED, that the name of the Corporation shall be changed upon the filing of the Certificate of Ownership and Merger to "True Value Company" and such name change is hereby approved.

      RESOLVED, that the filing of the Certificate of Ownership and Merger by or on behalf of an officer of the Corporation with the State of Delaware is hereby approved.

2.    General

      RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the subject matter of the foregoing resolutions be, and they hereby are, ratified and approved in all respects.

      RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirement of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of any officer or director to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

      RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver any and all such agreements, certificates, instruments or other documents and to give (or authorize such other employees of the Corporation as any of such officers may deem appropriate to give) such notices or instructions and to take such other actions and to do such other acts and things as each of them may from time to time deem necessary or appropriate to effect the transactions contemplated by the foregoing resolutions, or otherwise authorized by the foregoing resolutions, the taking of any such action to be conclusive evidence that the same has been approved by the Corporation.

      RESOLVED, that this Written Consent of the Board of Directors may be executed in counterparts each of which shall be deemed to be an original and all of which shall together constitute but one and the same instrument.

      RESOLVED, that the executed copy of this Written Consent of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, each of the undersigned has executed this Written Consent of the Board of Directors of the Corporation as of the 29th day of December, 2004.

      /s/ Bryan R. Ableidinger                        /s/ Kenneth A. Niefeld
------------------------------                 ---------------------------------
Bryan R. Ableidinger                           Kenneth A. Niefeld

      /s/ Laurence L. Anderson                        /s/ David Y. Schwartz
------------------------------                 ---------------------------------
Laurence L.Anderson                            David Y. Schwartz

      /s/ Michael S. Glode                            /s/ Gilbert L. Wachsman
------------------------------                 ---------------------------------
Michael S. Glode                               Gilbert L. Wachsman

      /s/ Thomas S. Hanemann                          /s/ Brian A. Webb
------------------------------                 ---------------------------------
Thomas S. Hanemann                             Brian A. Webb

      /s/ Judith S. Harrison                          /s/ Charles W. Welch
------------------------------                 ---------------------------------
Judith S. Harrison                             Charles W. Welch

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                      A CERTAIN ERROR IN THE CERTIFICATE OF
                             OWNERSHIP AND MERGER OF
                               TRUE VALUE COMPANY

True Value Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      1. The name of the corporation is True Value Company.

      2. That a Certificate of Ownership and Merger was filed by the Secretary of State of Delaware on December 29, 2004 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

      3. The defect of said Certificate to be corrected is as follows: the merger contemplated by said Certificate shall have been effective as of December 31,2004.

      4. Article SECOND of said Certificate is hereby replaced in its entirety (including Exhibits thereto) and corrected to read as follows (with Exhibits as attached hereto):

                  SECOND: That certain Agreement and Plan of Merger, dated as of
            December 29, 2004, to be effective as of December 31, 2004 (the "Agreement"), by and among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Boards of Directors of the constituent corporations in accordance with Section 253 of the General Corporation Law of the State of Delaware by adoption of the resolutions attached hereto as Exhibits A and B:

      5. Article THIRD of said Certificate is hereby replaced in its entirety and corrected to read as follows:

                  THIRD: That upon the effective date of December 31, 2004 of the merger contemplated hereby, the Surviving Corporation shall be TruServ Corporation, which name of such Surviving Corporation shall be changed to "True Value Company";

      6. Article FOURTH of said Certificate is hereby replaced in its entirety and corrected to read as follows:

                  FOURTH: The Certificate of Incorporation of the Surviving
            Corporation shall be amended effective December 31, 2004 to effect the name change described in Paragraph THIRD;

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Correction this 4th day of January, 2005.

                                    TRUE VALUE COMPANY

                                    By: /s/ CATHY C. ANDERSON
                                       ----------------------

                                    Name: Cathy C. Anderson

                                    Title: Secretary

                                   TSTV, INC.

               Unanimous Written Consent of the Board of Directors
                           to Action Without a Meeting

      The undersigned, being all of the members of the Board of Directors of TSTV, Inc. (the "Corporation"), a Delaware corporation, hereby unanimously consent in writing, pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law and Section 2.08 of the By-Laws of the Corporation, to the adoption of the following resolutions:

1.    Corporate Matters

      RESOLVED, that finding that it is in the best interests of the Corporation to merge with and into its parent corporation, TruServ Corporation, the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit A is hereby approved.

      RESOLVED, that the merger of the Corporation with and into TruServ Corporation is hereby approved.

      RESOLVED, that the Certificate of Ownership and Merger substantially in the form attached hereto as Exhibit B is hereby approved.

      RESOLVED, that the filing of the Certificate of Ownership and Merger by or on behalf of an officer of the Corporation with the State of Delaware is hereby approved.

2.    General

      RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the subject matter of the foregoing resolutions be, and they hereby are, ratified and approved in all respects.

      RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirement of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of any officer or director to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

      RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver any and all such agreements, certificates, instruments or other documents and to give (or authorize such other employees of the Corporation as any of such officers may deem appropriate to give) such notices or instructions and to take such other actions and to do such other acts and things as each of them may from time to time deem necessary or appropriate to effect the transactions contemplated by the foregoing resolutions, or otherwise authorized by the foregoing resolutions, the taking of any such action to be conclusive evidence that the same has been approved by the Corporation.

      RESOLVED, that this Written Consent of the Board of Directors may be executed in counterparts each of which shall be deemed to be an original and all of which shall together constitute but one and the same instrument;

      RESOLVED, that the executed copy of this Written Consent of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, each of the undersigned has executed this Written Consent of the Board of Directors of the Corporation as of the 29th day of December, 2004.

/s/ David A. Shadduck
-------------------------
David A. Shadduck

/s/ Cathy C. Anderson
-------------------------
Cathy C. Anderson

/s/ Barbara L. Wagner
-------------------------
Barbara L. Wagner

                         EXHIBIT A TO TSTV, INC. CONSENT

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of December 29, 2004, to be effective as of December 31, 2004, pursuant to section 253 of the General Corporation Law of the State of Delaware, between TSTV, Inc., a Delaware Corporation (the "Merged Corporation"), and TruServ Corporation, a Delaware Corporation (the "Surviving Corporation" together, with the Merged Corporation, the "Constituent Corporations").

                                   WITNESSETH

      WHEREAS, the Constituent Corporations desire to merge into a single corporation, as hereinafter specified; and

      WHEREAS, the registered office of TSTV, Inc. in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and

      WHEREAS, the registered office of TruServ Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

      NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

      1. TruServ Corporation hereby merges into itself its wholly owned subsidiary, TSTV, Inc., and TSTV, Inc. shall be and hereby is merged into TruServ Corporation, which shall be the surviving corporation.

      2. The Certificate of Incorporation of TruServ Corporation, which is the surviving corporation, shall be amended with respect to paragraph 3 below.

      3. The name of the Surviving Corporation shall be changed to "True Value Company".

      4. The terms and conditions of the merger are as follows:

      (a) The by-laws of the Surviving Corporation as they exist on the effective date of this Agreement shall be and remain the by-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

      (b) The directors and officers of the Surviving Corporation shall continue in office as the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified.

      (c) This merger shall become effective upon the close of business on December 31, 2004 after filing with the Secretary of State of Delaware.

      (d) Upon the merger becoming effective, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed. The Merged Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

      (e) Each share of stock of the Surviving Corporation which shall be outstanding immediately prior to the effectiveness of the merger, and all rights in respect thereof shall forthwith be converted by operation of law into and become the shares of stock of the Surviving Corporation upon the consummation of the merger.

                                    * * * * *

      IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, and that fact having been certified on said Agreement and Plan of Merger by the Secretary of each corporate party hereto, have caused these presents to be executed by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporations dated as of December 29, 2004, to be effective as of December 31, 2004.

                                   TSTV, INC.

                                   By:__________________________________________

                                   Name: Cathy C. Anderson

                                   Title: Secretary

                                   TRUSERV CORPORATION

                                   By:__________________________________________

                                   Name: Cathy C. Anderson

                                   Title: Secretary

                         EXHIBIT B TO TSTV, INC. CONSENT

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                   TSTV, INC.
                                  WITH AND INTO
                               TRUSERV CORPORATION

            The undersigned corporations organized and existing under and by virtue of the General Corporation Law of Delaware, do hereby certify:

            FIRST: That the name, status and state of incorporation of each constituent corporation is as follows:

Name                  Status       State of Incorporation
----                  ------       ----------------------
TruServ Corporation   Parent            Delaware
TSTV, Inc.            Subsidiary        Delaware

            SECOND: That certain Agreement and Plan of Merger, dated as of December 29, 2004, to be effective as of December 31, 2004 (the "Agreement"), by and among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Boards of Directors of the constituent corporations in accordance with Section 253 of the General Corporation Law of the State of Delaware by adoption of the resolutions attached hereto as Exhibits A and B;

            THIRD: That upon the effective date of December 31, 2004 of the merger contemplated hereby, the Surviving Corporation shall be TruServ Corporation, which name of such Surviving Corporation shall be changed to "True Value Company";

            FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended effective December 31, 2004 to effect the name change described in Paragraph THIRD;

            FIFTH: That an executed copy of the Agreement is on file at the office of the Surviving Corporation, 8600 West Bryn Mawr, Chicago, Illinois 60631; and

            SIXTH: That a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of each constituent corporation.

                                    * * * * *

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Ownership and Merger this 29th day of December, 2004.

                                   TRUSERV CORPORATION

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                   TSTV, INC.

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                   EXHIBIT B

                               TRUSERV CORPORATION

               Unanimous Written Consent of the Board of Directors
                           to Action Without a Meeting

      The undersigned, being all of the members of the Board of Directors of TruServ Corporation (the "Corporation"), a Delaware corporation, hereby unanimously consent in writing, pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law and the By-Laws of the Corporation, to the adoption of the following resolutions:

1.    Corporate Matters

      RESOLVED, that having determined that it is in the best interests of the Corporation to merge its wholly owned subsidiary corporation, TSTV, Inc. with and into the Corporation, the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit A, is hereby approved.

      RESOLVED, that the merger of the TSTV, Inc. with and into the Corporation is hereby approved.

      RESOLVED, that the Certificate of Ownership and Merger substantially in the form attached hereto as Exhibit B, is hereby approved.

      RESOLVED, that the name of the Corporation shall be changed upon the filing of the Certificate of Ownership and Merger to "True Value Company" and such name change is hereby approved.

      RESOLVED, that the filing of the Certificate of Ownership and Merger by or on behalf of an officer of the Corporation with the State of Delaware is hereby approved.

2.    General

      RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the subject matter of the foregoing resolutions be, and they hereby are, ratified and approved in all respects.

      RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirement of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of any officer or director to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

      RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver any and all such agreements, certificates, instruments or other documents and to give (or authorize such other employees of the Corporation as any of such officers may deem appropriate to give) such notices or instructions and to take such other actions and to do such other acts and things as each of them may from time to time deem necessary or appropriate to effect the transactions contemplated by the foregoing resolutions, or otherwise authorized by the foregoing resolutions, the taking of any such action to be conclusive evidence that the same has been approved by the Corporation.

      RESOLVED, that this Written Consent of the Board of Directors may be executed in counterparts each of which shall be deemed to be an original and all of which shall together constitute but one and the same instrument.

      RESOLVED, that the executed copy of this Written Consent of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, each of the undersigned has executed this Written Consent of the Board of Directors of the Corporation as of the 29th day of December, 2004.

 /s/ Bryan R. Ableidinger                   /s/ Kenneth A. Niefeld
-------------------------------            ------------------------------------
Bryan R. Ableidinger                       Kenneth A. Niefeld

 /s/ Laurence L. Anderson                   /s/ David Y. Schwartz
-------------------------------            ------------------------------------
Laurence L. Anderson                       David Y. Schwartz

 /s/ Michael S. Glode                       /s/ Gilbert L. Wachsman
-------------------------------            ------------------------------------
Michael S. Glode                           Gilbert L. Wachsman

 /s/ Thomas S. Hanemann                     /s/ Brian A. Webb
-------------------------------            ------------------------------------
Thomas S. Hanemann                         Brian A. Webb

 /s/ Judith S. Harrison                     /s/ Charles W. Welch
-------------------------------            ------------------------------------
Judith S. Harrison                         Charles W. Welch

                                      -2-